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                                                                   Exhibit 10.22

                                SECOND AMENDMENT

                  AGREEMENT, made this 12th day of July, 1999, entered into between GLORIOUS SUN ROBERT MARTIN, LLC, a New York limited liability company, having its principal office at 100 Clearbrook Road, Elmsford, New York (herein referred to as "Landlord"), and FRONTLINE COMMUNICATIONS CORPOPATION (formerly known as Easy Street Online, Inc.), a Delaware corporation, having an office at One Blue Hill Plaza, Pearl Riverr New York 10965 (herein referred to as "Tenant").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Landlord and Tenant entered into a written lease agreement dated June 11, 1997, and a First Amendment dated May 27, 1999 (hereinafter collectively referred to as the "Lease") wherein and whereby the Landlord leased to Tenant and the Tenant hired from the Landlord approximately 11,432 square feet in the building known as One Blue Hill Plaza, Pearl River, New York, for a term which currently expires on the last day of the month five
(5) years after the month during which the New Premises Commencement Date (as defined in the First Amendment) occurs (the "Expiration Date"), and

                  WHEREAS, pursuant to the First Amendment, as of the New Premises Commencement Date (as defined in the First Amendment), Tenant shall relocate from the Demised Premises consisting of approximately 5,525 square feet on the 6th floor of the Building ("Existing Premises") to space located on the 7th floor of the Building consisting of approximately 11,432 square feet ("New Premises") as shown on the floor plan attached and made a part hereof as Exhibit A-1.

                  WHEREAS, the parties hereto desire to amend said Lease by enlarging the premises pursuant to the terms and provisions set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid, IT IS AGREED as follows:

                  1. As of the Additional Premises Commencement Date, the following shall be effective:

                     a) The demised premises consisting of approximately 11,432 square feet (the "New Premises" as defined in the First Amendment) shall he enlarged by approximately 670 square feet ("Additional Premises") to form a combined space consisting of approximately 12,102 square feet (the "Second New Premises") as shown on the floor plan attached and made a part hereof as Exhibit A-1. Landlord shall deliver the Additional Premises to Tenant subject to the work shown on Exhibit A-1.

                     b) The fixed rent for the New Premises shall continue as set forth in Paragraph 2(b) of the First Amendment. The fixed rent for the Additional Premises only shall be as follows:

                  Commencing on the Additional Premises Commencement Date through and including the Expiration Date, the fixed rent for the Additional Premises shall be $15,242.50 per annum.
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                     c) The references to "11,432 square feet" in Section
2.01(d) of the Lease (as modified by Paragraph 2(c) of the First Amendment) shall be amended by deleting such references and substituting "12,102 square feet" in place thereof.

                     d) Section 4.01(e) of the Lease (as modified by Paragraph 2(d) of the First Amendment) shall be amended by deleting "1.039%" therein and substituting "1.10%" in place thereof.

                     e) Electric Rent (as defined in Article 21.02 of the Lease) in the amount of $1.50 per square foot of Rentable Area is included in the fixed rent set forth in paragraph 1(b) above.

                  2. The Additional Premises Commencement Date shall be deemed to occur on the earlier of (i) the date the Additional Premises shall be deemed complete (as defined below) or (ii) the date Tenant or anyone claiming under or through Tenant shall occupy the Additional Premises. The Additional Premises shall be deemed complete on the earliest date on which Landlord's work, as set forth on Exhibit A-1, in the Additional Premises has been substantially completed, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's Use of the Additional Premises. If completion of the Additional Premises is delayed by reason of:

                    (i) any act or omission of Tenant or any of its employees, agents or contractors which affects the Landlord's ability to complete the work, or

                    (ii) failure to plan or execute Tenant's work, if any, with reasonable speed and diligence, or

                    (iii) failure to make selections required hereunder, or

                    (iv) material changes by Tenant in its drawings or
               specifications or changes or substitutions requested by Tenant, or

                    (v) failure to submit or approve drawings, plans or
               specifications timely,

then the Additional Premises shall be deemed complete (and Tenant shall commence paying the rental set forth in Paragraph 1 (b)) on the date when it would have been completed but for such delay, and Tenant shall pay Landlord all costs and damages which Landlord may sustain by reason of such delay as specified in paragraphs 3(i)-(v) above.

Promptly following the completion of the Additional Premises as described above, the parties shall enter into a supplementary written agreement setting forth the Additional Premises Commencement Date.

                  3. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to the Lease, including, but not limited to, the Fixed Annual Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity. This non-disclosure and confidentiality agreement shall be binding upon Tenant without

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limitation as to time, and a breach of this paragraph shall constitute a material breach under the Lease.

                  4. The Tenant represents that it has dealt with no broker in connection with this Lease Amendment except Mack-Cali Realty, L.P.

                  5. Except as otherwise get forth herein, all terms and provisions contained in the Lease shall remain in full force and effect.

                  6. It is understood and agreed that this Lease Amendment is submitted to the Tenant for signature with the understanding that it shall not hind the Landlord unless and until it has been executed by the Landlord and delivered to the Tenant or Tenant's attorney.

                  7. This Lease, as hereby amended, shall be binding upon the parties hereto, their successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                             GLORIOUS SUN ROBERT MARTIN, LLC
                             By: RM Blue Hill, Inc.


                             By:
                                ------------------------------------------------
                                 Managing Member

                             FRONTLINE COMMUNICATIONS
                             CORPORATION


                             By:
                                ------------------------------------------------
                                 Vice President